Exhibit 99.1

FDA Grants Delcath Orphan-Drug Designation for Doxorubicin

NEW YORK, NY -- August 31, 2009 -- Delcath Systems, Inc. (Nasdaq: DCTH), a medical technology company testing its proprietary treatment method for primary and metastatic cancers to the liver, announced that the U.S.
Food & Drug Administration granted Delcath’s request for orphan drug designation for doxorubicin for the treatment of hepatocellular carcinoma (HCC), also known as primary liver cancer.  Clinicians in the U.S. diagnose nearly 20,000 cases of HCC annually.

Doxorubicin is a common chemotherapy agent shown to be effective for the treatment of HCC, as well as hematological malignancies, soft tissue sarcomas, and many types of carcinoma. Delcath Systems performed early clinical studies of doxorubicin with its Percutaneous Hepatic Perfusion (PHP™) technology, which allows physicians to deliver significantly higher doses of anti-cancer drugs to the liver without exposing the patient's entire body to those same potent levels of drug, with very encouraging results.  The company plans to perform the clinical work necessary for a submission to the FDA of PHP™ with doxorubicin for treatment of HCC.

“Following our orphan-drug designations for several applications of melphalan, this new designation for doxorubicin is an important step towards securing our leadership position in the regional treatment of liver cancers,” said Eamonn Hobbs, President and CEO of Delcath Systems. “Patients with HCC have few good options.  Doxorubicin has an established track record as a treatment for several cancers, including HCC. We believe that Delcath’s Percutaneous Hepatic Perfusion™ System can deliver high-dose doxorubicin to the liver and spare the patient from systemic exposure, thereby creating a new, tolerable and effective treatment option for these patients.  It is our plan to aggressively pursue this indication with the required clinical work.”

Orphan drug designation, when granted by the FDA's Office of Orphan Products Development, allows for up to seven years of marketing exclusivity after gaining FDA approval, as well as clinical study incentives, study design assistance, waivers of certain FDA user fees, and potential tax credits.

About Delcath Systems, Inc.
Delcath Systems, Inc. is a medical device company specializing in cancer treatment. The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers. Delcath's novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient's bloodstream. The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan. The Company's intellectual property portfolio consists of twenty-seven patents on a worldwide basis including the U.S., Europe, Asia and Canada. For more information, please visit the Company's website at www.delcath.com.
The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Contact Information: Investor Contact: Doug Sherk/Stacey Fisher/Mike Pollack EVC Group 415-896-6820	Media Contact: Steve DiMattia EVC Group 646-201-5445